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                                                                    Exhibit 23.2

                              CONSENT OF KPMG LLP


The Board of Directors
Corsair Communications, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-71890) and Form S-8 (No. 333-101600) of our report dated January 24, 2001, except as to note 1, which is as of February 7, 2001, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Corsair Communications, Inc. and subsidiaries for the year ended December 31, 2000, which report appears in the annual report on Form 10-K of Lightbridge, Inc.




                                                         KPMG LLP

Mountain View, California
March 28, 2003